EXHIBIT 23.2

Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001, which appears on page F-2 of the annual report on Form 10-K of eLEC Communications Corp. and Subsidiaries for the year ended November 30, 2000, and to the reference to our firm under the caption "Experts" in the Prospectus.



                                               /s/ NUSSBAUM YATES & WOLPOW, P.C.
                                               ---------------------------------
                                               NUSSBAUM YATES & WOLPOW, P.C.



Melville, New York
March 26, 2001